EXHIBIT 10(c)

                     WAUSAU PAPER MILLS COMPANY
                 CORPORATE MANAGEMENT INCENTIVE PLAN


     SECTION 1.  ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 ESTABLISHMENT OF THE PLAN. Wausau Paper Mills Company hereby establishes the Corporate Management Incentive Plan effective for the fiscal year beginning September 1, 1986 and ending August 31, 1987 and for each fiscal year thereafter until the Plan is terminated.

     1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to reward participating employees for efforts to increase the Company's return on equity and for attaining management objectives established for each Participant in accordance with the terms of the Plan.


                       SECTION 2.  DEFINITIONS

     2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided herein, and when the defined meaning is intended, the term is capitalized:

     (a) The term "ACHIEVED PERFORMANCE LEVEL" for a fiscal year shall mean that percentage (rounded to the nearest .1%) obtained by dividing actual ROE for the fiscal year by the Target Performance Level for the year.

     (b) The term "CEO" shall mean the Chief Executive Officer of the Company.

     (c) The term "COMPANY" shall mean Wausau Paper Mills Company and its subsidiaries.

     (d) The term "EXECUTIVE COMMITTEE" shall mean the Executive Committee of the Board of Directors of the Company, as from time to time constituted.

     (e) The term "INDIVIDUAL PERFORMANCE OBJECTIVE" shall mean, with respect to each Participant who is an executive officer of the Company, each management objective established for such Participant by the CEO pursuant to Section 5.

     (f) The term "PARTICIPANT" shall mean each employee of the Company who has been selected by the Executive Committee to participate in the Plan.

     (g) The term "PLAN" shall mean the Wausau Paper Mills Company Corporate Management Incentive Plan as set forth herein.

     (h) The term "ROE" shall mean, with respect to each fiscal year of the Company, the Company's return on equity capital expressed as the percentage determined by dividing the Company's consolidated net earnings by the Company's average total shareholders' equity for the fiscal year. Consolidated net earnings shall be defined as the
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          consolidated net earnings as reported in the Company's Form 10-K
          Annual Report, but before the after-tax effect of all bonus accruals, profits from LIFO decrements, and the gain and loss on fixed assets. Average total shareholders' equity shall be computed by taking the simple average of beginning and ending shareholders' equity for the fiscal year. The calculation of consolidated net earnings and average equity for bonus purposes may be adjusted for unusual or non-recurring items at the sole discretion of the Executive Committee. All such numbers shall be computed in accordance with generally accepted accounting principles in a manner consistent with the Company's audited financial statements.

     (i) The term "TARGET PERFORMANCE LEVEL" shall mean, for each fiscal year, the ROE for the year which is established by the Executive Committee as the base ROE target against which ROE performance is to be compared (and by which the Achieved Performance Level shall be computed) in order to determine the existence or amount of incentive awards to be paid to Participants.

     (j) The term "THRESHOLD PERFORMANCE LEVEL" shall mean such percentage of ROE as may, from time to time and at any time, be established by the Executive Committee pursuant to Section 4.


        SECTION 3.  DETERMINATION OF TARGET PERFORMANCE LEVEL

     3.1 DETERMINATION OF TARGET PERFORMANCE LEVEL. On or before October 1st of each fiscal year, the Executive Committee shall establish and communicate to Participants the Target Performance Level for such year.

     3.2 TARGET PERFORMANCE LEVEL FACTORS. In establishing the Target Performance Level for any fiscal year the Executive Committee shall consider, among other factors, the following:

     (a)  The ROE at budgeted future consolidated net earning levels;

     (b) Changes from prior years in the size and the composition of the Company's capital structure;

     (c)  The historical ROE for the Company;

     (d) The historical ROE for companies of like size and operating characteristics of the Company, as determined by the Executive Committee; and

     (e) The Company's cost of equity capital, as from time to time and at any time determined by the Executive Committee, and the Executive Committee's determination of appropriate returns in excess of the Company's costs of equity capital.

 The importance of any one or more of the factors described herein shall be determined in the sole discretion of the Executive Committee which may choose to emphasize or de-emphasize the importance of any one or more of such factors or to consider additional factors if the Executive Committee deems it appropriate and in the best interests of the Company and to carry out the purposes of the Plan.
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              SECTION 4.  THRESHOLD PERFORMANCE LEVEL

     4.1 ADJUSTMENTS. From time to time and at any time, the Executive Committee may evaluate and adjust the minimum ROE which constitutes the Threshold Performance Level. In making such evaluations and adjustments, the Executive Committee shall consider such factors as it deems appropriate, including, but not limited to the following:

     (a) The Company's cost of equity capital, as from time to time and at any time determined by the Executive Committee; and

     (b)  the historical and expected future ROE of the Company.


            SECTION 5.  INDIVIDUAL PERFORMANCE OBJECTIVES

     5.1 ESTABLISHMENT OF OBJECTIVES. Prior to October 1st of each fiscal year, the CEO shall establish not less than three, nor more than five, Individual Performance Objectives for each Participant who is an executive officer, considering the Participant's job responsibilities and the manner in which the Participant can and is expected to most directly and significantly affect the Company's overall performance and ROE.

     5.2 DOLLAR VALUE OF INDIVIDUAL PERFORMANCE OBJECTIVES. At the same time as the CEO establishes an Individual Performance Objective, the CEO shall determine the dollar amount which, if the Participant fully attains such Individual Performance Objective, shall be paid as incentive compensation to the Participant pursuant to Section 6; provided, however, that the total amount attributable to full attainment of all Individual Performance Objectives for any one Participant shall not exceed $15,000.


                    SECTION 6.  INCENTIVE AWARDS

     6.1 FISCAL YEAR PERFORMANCE. Each fiscal year, as soon as reasonably possible following the availability to the Executive Committee of the Company's audited financial statements for the fiscal year, the Executive Committee shall determine:

     (a)  ROE for the fiscal year; and

     (b)  The Achieved Performance Level for the fiscal year.

     6.2 DETERMINATION OF ROE INCENTIVE AWARD. Each Participant shall be entitled to receive an ROE Incentive Award in an amount equal to (1) the Participant's base salary for the period he was a Participant, as determined prior to any award under this Plan, multiplied by (2) the percentage in Column (2) of Attachment A which is set forth opposite the percentage in Column (1) of Attachment A which corresponds to the Achieved Performance Level for such fiscal year; provided, however, that:

     (a) No ROE Incentive Award shall be payable in any fiscal year in which ROE does not equal or exceed the Threshold Performance Level.

     (b) If the Achieved Performance Level for the fiscal year is not expressed as a whole integer (and therefore not specifically set forth in Column (1) of Attachment A), the applicable percentage of base salary used to determine a Participant's ROE Incentive Award shall be determined by interpolation, based on the percentages set forth in Column (2), of the percentage which would correspond to the Achieved Performance Level set forth in Column (1) if Column
          (1) specified Achieved Performance Levels at each .1% between 80% and 120%.

     (c) In the case of Participants other than executive officers of the Company, the amount of ROE Incentive Award otherwise determined above shall be multiplied by 15% or such other percentage, not above 100%, as may be determined prior to the beginning of any fiscal year by the President of the Company in order to determine the amount of such Participants' ROE Incentive Award for such fiscal year.

     6.3 INDIVIDUAL PERFORMANCE INCENTIVE AWARDS. As soon as reasonably possible following the determination of ROE Incentive Awards for the fiscal year, the CEO will evaluate and determine the percentage attainment of each Participant's Individual Performance Objectives. The Participant shall receive, with respect to each Individual Performance Objective, an Individual Performance Incentive Award in an amount equal to the aggregate of (1) the dollar value payable for full attainment of the Individual Performance Objective multiplied by (2) the percentage attainment of such Individual Performance Objective as determined by the CEO.

     6.4 PAYMENT OF AWARDS. Payment of ROE Incentive Awards and Individual Performance Incentive Awards shall be made by the Company to the Participant or his beneficiary (as provided for in Section 7) as soon as administratively feasible following the determination of the amount of such awards.

     6.5  PARTICIPATION FOR LESS THAN ENTIRE FISCAL YEAR.  A Participant who
 (1) is a Participant on the last day of a fiscal year, but was not eligible to participate in the Plan for the entire year, (2) transfers to a position in the Company or any subsidiary thereof and is thereafter not eligible to participate in the Plan or (3) incurs a termination of employment on or before the last day of the fiscal year because of (A) normal, early or late retirement (or prior to becoming eligible for a disability retirement benefit) under the terms of any pension plan maintained by the Company or any subsidiary thereof as part of a trust qualified under section 401(a) of the Internal Revenue Code of 1986, as amended, or (B) death shall be entitled to receive a prorated ROE Incentive Award for such fiscal year based on the number of days in the fiscal year in which such Participant participated in the Plan during such fiscal year. No Individual Performance Incentive Award shall be payable to a Participant under the Plan for any fiscal year in which such Participant was not eligible to receive an ROE Incentive Award.


                 SECTION 7.  BENEFICIARY DESIGNATION

     7.1  BENEFICIARY DESIGNATION.

     (a) Each Participant may from time to time and at any time designate, upon such forms as may be provided or approved for that purpose by the Executive Committee, a beneficiary or beneficiaries who are to receive any incentive award which has been earned, but not paid to such Participant at the time of his death, but the designation of a beneficiary or beneficiaries shall not be effective for any purpose unless and until it has been filed by the Participant with the Company.
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     (b)  In the event that a Participant shall not designate a beneficiary or beneficiaries in accordance with the terms of the Plan, or if for any reason the most recent such designation shall be legally ineffective, or if such beneficiary or beneficiaries predecease the Participant, then for all purposes of the Plan, any payment due a Participant at the time of his death shall be made by the Company to the personal representative of the Participant's estate.


                     SECTION 8.  ADMINISTRATION

     8.1 PLAN ADMINISTRATOR. The Executive Committee shall act as the plan administrator of the Plan and shall have sole and complete authority to interpret and implement the provisions of the Plan, including the sole discretion as to matters of eligibility to participate and to matters relating to the eligibility to receive any incentive awards, the determination of Target Performance Levels and the determination of Threshold Performance Levels.


               SECTION 9.  AMENDMENTS AND TERMINATION

     9.1 AMENDMENTS AND TERMINATION. The Executive Committee or the Board of Directors of the Company may, from time to time and at any time, amend or terminate the Plan; provided, however, that such amendment or termination may not result in the forfeiture of any incentive award earned with respect to any fiscal year preceding the fiscal year in which such amendment or termination is adopted. Any amendment or termination may be made effective with respect to any fiscal year in which such action is adopted.


                   SECTION 10.  EMPLOYMENT RIGHTS

     10.1 EMPLOYMENT RIGHTS. Nothing contained in the Plan shall be construed as conferring a right upon any employee to be continued in the employment of the Company or to remain as a Participant in the Plan after amendment or termination of the Plan.

                     SECTION 11.  APPLICABLE LAW

     11.1 APPLICABLE LAW. The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, this Plan, as amended to incorporate all amendments effective through September 18, 1996, has been executed as of the 18th day of September, 1996, by and for the Company by its duly authorized officer.

                                  WAUSAU PAPER MILLS COMPANY



                                  By:  DANIEL D. KING
                                       Daniel D. King
                                       President and Chief Executive
                                       Officer
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
                     WAUSAU PAPER MILLS COMPANY
                 CORPORATE MANAGEMENT INCENTIVE PLAN
                            ATTACHMENT A

           (1)                                   (2)
        ACHIEVED                            ROA INCENTIVE
       PERFORMANCE                        AWARD AS PERCENTAGE
          LEVEL                                 OF SALARY
          80.00%                                15.00%
          81.00%                                16.75%
          82.00%                                18.50%
          83.00%                                20.25%
          84.00%                                22.00%
          85.00%                                23.75%
          86.00%                                25.50%
          87.00%                                27.25%
          88.00%                                29.00%
          89.00%                                30.75%
          90.00%                                32.50%
          91.00%                                34.25%
          92.00%                                36.00%
          93.00%                                37.75%
          94.00%                                39.50%
          95.00%                                41.25%
          96.00%                                43.00%
          97.00%                                44.75%
          98.00%                                46.50%
          99.00%                                48.25%

          Target                                Target
         100.00%                                50.00%

         101.00%                                52.50%
         102.00%                                55.00%
         103.00%                                57.50%
         104.00%                                60.00%
         105.00%                                62.50%
         106.00%                                65.00%
         107.00%                                67.50%
         108.00%                                70.00%
         109.00%                                72.50%
         110.00%                                75.00%
         111.00%                                77.50%
         112.00%                                80.00%
         113.00%                                82.50%
         114.00%                                85.00%
         115.00%                                87.50%
         116.00%                                90.00%
         117.00%                                92.50%
         118.00%                                95.00%
         119.00%                                97.50%
         120.00%                               100.00%